Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of Noranda Aluminum Holding Corporation (the “Company”) hereby constitutes and appoints Layle K. Smith, Robert B. Mahoney and Gail E. Lehman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to a Registration Statement on Form S-1 with respect to the registration under the Securities Act of 1933 (as amended, the “Securities Act”) of an offering of common stock of the Company, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Name and Title	Date

/S/ LAYLE K. SMITH Layle K. Smith	President, Chief Executive Officer and Director	November 10, 2010

/S/ ROBERT B. MAHONEY Robert B. Mahoney	Chief Financial Officer	November 10, 2010

/S/ WILLIAM H. BROOKS William H. Brooks	Director and Chairman of the Board of Directors	November 10, 2010

/S/ ERIC L. PRESS Eric L. Press	Director	November 10, 2010

/S/ GARETH TURNER Gareth Turner	Director	November 10, 2010

/S/ M. ALI RASHID M. Ali Rashid	Director	November 10, 2010

/S/ MATTHEW H. NORD Matthew H. Nord	Director	November 10, 2010

/S/ MATTHEW R. MICHELINI Matthew R. Michelini	Director	November 10, 2010

/S/ SCOTT KLEINMAN Scott Kleinman	Director	November 10, 2010

/S/ ALAN H. SCHUMACHER Alan H. Schumacher	Director	November 10, 2010

/S/ THOMAS R. MIKLICH Thomas R. Miklich	Director	November 10, 2010

/S/ ROBERT KASDIN Robert Kasdin	Director	November 10, 2010

/S/ RICHARD B. EVANS Richard B. Evans	Director	November 10, 2010